UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 19, 2015

Date of Report (Date of earliest event reported)

US FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-185732	36-3642294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 19, 2015, US Foods Inc. (the “Company”), as the borrower, entered into Amendment No. 4 (the “Amendment”) to the Company’s existing $1,100,000,000 ABL Credit Agreement, dated as of June 3, 2007, as amended, among the Company, certain subsidiaries of the Company, the several lenders party thereto, Citicorp North America, Inc., as administrative agent, collateral agent and issuing lender for the lenders thereunder, Deutsche Bank Securities Inc., as syndication agent, and Natixis, as senior managing agent (the “ABL Credit Facility”).

The Amendment became effective as of June 19, 2015 and amended the ABL Credit Facility to, among other things:

•	Extend the maturity date from May 11, 2016 to May 11, 2017.

•	Amend the defined terms “Adjustment Date,” “Applicable Commitment Fee Percentage,” “Applicable Margin,” and “Pricing Grid,” which, among other things reduced the Applicable Margin and Pricing Grid by 0.50%, in each case, from the current levels.

The Company and each loan party thereto was required to pay certain fees in connection with the Amendment, including, an upfront fee to each lender of 0.05% of such lender’s commitment. The Amendment also contains representations and warranties which are customary for amendments to financings of this type.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4, dated as of June 19, 2015 to the ABL Credit Agreement, among US Foods, Inc., certain subsidiaries of US Foods, Inc., the several lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent, collateral agent, and issuing lender, Deutsche Bank Securities Inc., as syndication agent, and Natixis, as senior managing agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2015	US FOODS, INC.

	By:	/s/ Fareed Khan
Fareed Khan
Chief Financial Officer